As filed with the Securities and Exchange Commission on May 14, 1999
                                                          File No. 333-
===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                         -------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                         -------------------------

                             Ryerson Tull, Inc.
           (Exact Name of Registrant as Specified in its Charter)

            Delaware                                    36-3425828
    (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

            2621 West 15th Place
              Chicago, Illinois                             60608
(Address of Principal Executive Offices)                 (Zip Code)

                   Ryerson Tull 1999 Incentive Stock Plan
               Ryerson Tull Directors' 1999 Stock Option Plan
                          (Full Title of the Plan)

                         Virginia M. Dowling, Esq.
                             Ryerson Tull, Inc.
                            2621 West 15th Place
                          Chicago, Illinois 60608
                                773-762-2121
(Name, Address and Telephone Number, including Area Code, of Agent For Service)

                         -------------------------
                      CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                        Proposed            Proposed
                                                                         Maximum            Maximum          Amount of
       Title of Class of Securities              Amount to be        Offering Price        Aggregate        Registration
             to be Registered                     Registered         Per Share(1)(2)   Offering Price(2)       Fee(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock ($1.00 par value)
(including preferred stock purchase
rights)....................................    1,300,000 Shares         $21.72125         $28,237,625        $7,850.06
========================================================================================================================


(1) Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low sales prices on May 13, 1999.
(2) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the Plans in the event that, during the period that the Plans are in effect, the number of shares of Common Stock is increased or decreased or such shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any Common Stock dividends or similar events without receipt of consideration by the Corporation. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plans.

                                  PART II


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Ryerson Tull, Inc., a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 1-9117, are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed March 30, 1999;

         (b) the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed May 13, 1999;

         (c) the Corporation's Current Reports on Form 8-K filed January 27 and February 26, 1999;

         (d) the description of the Corporation's Common Stock, $1.00 par value (the "Common Stock"), contained in the Corporation's Registration Statement filed on Form S-3 on September 25, 1995, including any amendment or report filed with the Commission for the purpose of updating such description; and

         (e) the description of the Corporation's Series D Junior Participating Preferred Stock included in the Corporation's amended Registration Statement filed on Form 8-A/A on January 15, 1999, including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities to be issued in the merger has been passed upon for the Corporation by Mayer, Brown & Platt. George A. Ranney, Jr., Secretary and General Counsel of the Corporation, is a partner in Mayer, Brown & Platt and holds 10,107 shares of the Corporation's Common Stock and options to acquire an additional 73,000 shares of the Corporation's Common Stock.

Item 6.  Indemnification of Directors and Officers.

         (a) The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any of the rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

         (b) Article Thirteen of the Certificate of Incorporation of the Corporation permits, and Article IV of the ByLaws of the Corporation provides for, indemnification of directors, officers, employees and agents to the full extent permitted by law.

         (c) The Corporation maintains directors' and officers' liability insurance coverage for its directors and officers and those of its subsidiaries and for certain other executive employees. This coverage insures such persons against certain losses that may be incurred by them in their respective capacities as directors, officers or employees, with respect to which they may or may not be indemnified under the provisions of the Certificate of Incorporation or By-Laws of the Corporation or otherwise.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on May 14, 1999.

                                 RYERSON TULL, INC.


                                 By:  /s/ NEIL S. NOVICH
                                     -----------------------------------------
                                          Neil S. Novich
                                          Chairman, President
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 1999.

Signature                  Title
---------                  -----

/s/ Neil S. Novich
--------------------
    Neil S. Novich         Chairman, President and
                           Chief Executive Officer
                           (Principal Executive Officer)
                           and Director
/s/ Jay M. Gratz
--------------------
    Jay M. Gratz           Executive Vice President and
                           Chief Financial Officer
                           (Principal Financial Officer)
/s/ Lily L. May
--------------------
    Lily L. May            Controller
                           (Principal Accounting Officer)

Jameson A. Baxter          Director

Richard G. Cline           Director                 By: /s/ NEIL S. NOVICH
                                                       -----------------------
                                                       Neil S. Novich
Gary L. Crittenden         Director                    Attorney-in-fact

James A. Henderson         Director

Gregory P. Josefowicz      Director

Jerry K. Pearlman          Director

Ronald L. Thompson         Director

                               EXHIBIT INDEX

Exhibit
Number                    Description of Exhibit
-------                   ----------------------

5          Opinion of Mayer, Brown & Platt.....................................

23.1       Consent of Mayer, Brown & Platt (included in Exhibit 5)

23.2       Consent of PricewaterhouseCoopers LLP...............................

24         Powers of Attorney..................................................






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